Exhibit 99.1

CONTACT:
David W. Fry
Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Reports Increased 2010 Third Quarter GAAP Income Due to Legislative Tax Change

LAKE SUCCESS, NY – November 3, 2010 - Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced it has revised its net income upward from its previous press release for the three and nine months ended September 30, 2010 due to a change in the New York State and City tax bad debt deduction. The Form 10-Q for such periods will be filed on time and reflect this revision.

The following amounts and ratios have increased:

•
Net income under accounting principles generally accepted in the United States (“GAAP”) increases to $14.6 million and $30.3 million for the three and nine months ended September 30, 2010, respectively, from $9.1 million and $24.8 million, respectively.

•	Diluted earnings per common share under GAAP increases to $0.48 and $1.00 for the three and nine months ended September 30, 2010, respectively, from $0.30 and $0.82, respectively.

•	Book value per common share increases to $12.60 at September 30, 2010 from $12.42.

•	Tangible book value per common share increases to $12.07 at September 30, 2010 from $11.89.

•	Tangible common equity to tangible assets increases to 8.91% at September 30, 2010 from 8.79%.

•
The Bank continues to be well-capitalized under regulatory requirements, as tangible and risk-weighted capital ratios increased to 9.26% and 14.22%, respectively, at September 30, 2010, from 9.14% and 14.06%, respectively.

Core net income and core diluted earnings per common share for the three and nine months ended September 30, 2010 were unchanged.

The New York State legislature passed a rather significant change to New York State and City tax law for thrifts, such as the Bank, by eliminating the long-standing "percentage of taxable income" as a method for determining bad debt deductions. The change in the tax law also eliminated the requirement to recapture tax bad debt reserves if a thrift failed to meet the definition of a thrift institution under New York State and City tax law.

The Bank has historically reported in its New York State and City income tax returns a deduction for bad debts based on the amount allowed under the percentage of taxable income method. This amount has historically exceeded actual bad debts incurred by the Bank. Since the Bank has consistently stated its intention to convert to a more “commercial like” bank, which would have previously required the Bank to recapture this excess bad debt reserve if it failed to meet the definition of a thrift under the New York State and City tax law, the Bank had been recording the tax liability related to the possible recapture of the excess tax bad debt reserve. As a result of the legislation passed by the New York State legislature, this tax liability will no longer be required to be recaptured. Therefore, the Bank has reversed approximately $5.5 million of net tax liabilities through income, effective September 30, 2010. This change in tax legislation has no affect on the Company’s effective tax rate.

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fifteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Revised Financial Statements and Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Cash and due from banks	$26,567	$28,426
Securities available for sale:
Mortgage-backed securities	703,903	648,443
Other securities	34,976	35,361
Loans:
Multi-family residential	1,230,692	1,158,700
Commercial real estate	677,315	686,210
One-to-four family ― mixed-use property	731,053	744,560
One-to-four family ― residential	249,042	249,920
Co-operative apartments	6,427	6,553
Construction	80,364	97,270
Small Business Administration	18,746	17,496
Taxi medallion	89,605	61,424
Commercial business and other	184,667	181,240
Net unamortized premiums and unearned loan fees	16,799	17,110
Allowance for loan losses	(27,402)	(20,324)
Net loans	3,257,308	3,200,159
Interest and dividends receivable	19,529	19,116
Bank premises and equipment, net	22,118	22,830
Federal Home Loan Bank of New York stock	39,616	45,968
Bank owned life insurance	71,271	69,231
Goodwill	16,127	16,127
Core deposit intangible	1,522	1,874
Other assets	53,792	55,711
Total assets	$4,246,729	$4,143,246

LIABILITIES
Due to depositors:
Non-interest bearing	$89,564	$91,376
Interest-bearing:
Certificate of deposit accounts	1,261,182	1,230,511
Savings accounts	425,698	426,821
Money market accounts	382,062	414,457
NOW accounts	744,530	503,159
Total interest-bearing deposits	2,813,472	2,574,948
Mortgagors' escrow deposits	33,129	26,791
Borrowed funds	886,076	1,060,245
Other liabilities	30,995	29,742
Total liabilities	3,853,236	3,783,102

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,237,874 shares and 31,131,059 shares issued at September 30, 2010 and December 31, 2009, respectively; 31,237,874 shares and 31,127,664 shares outstanding at September 30, 2010 and December 31, 2009, respectively)	312	311
Additional paid-in capital	188,673	185,842
Treasury stock, at average cost (None and 3,395 at September 30, 2010 and December 31, 2009, respectively)	-	(36)
Unearned compensation	(84)	(575)
Retained earnings	199,527	181,181
Accumulated other comprehensive income (loss), net of taxes	5,065	(6,579)
Total stockholders' equity	393,493	360,144
Total liabilities and stockholders' equity	$4,246,729	$4,143,246

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009

Interest and dividend income
Interest and fees on loans	$50,098	$48,518	$148,775	$144,745
Interest and dividends on securities:
Interest	7,955	8,365	23,600	26,674
Dividends	207	326	610	1,104
Other interest income	11	14	33	71
Total interest and dividend income	58,271	57,223	173,018	172,594

Interest expense
Deposits	13,315	16,024	40,641	51,780
Other interest expense	9,095	12,127	29,571	36,765
Total interest expense	22,410	28,151	70,212	88,545

Net interest income	35,861	29,072	102,806	84,049
Provision for loan losses	5,000	5,000	15,000	14,500
Net interest income after provision for loan losses	30,861	24,072	87,806	69,549

Non-interest income
Other-than-temporary impairment ("OTTI") charge	(3,319)	-	(6,136)	(9,637)
Less: Non-credit portion of OTTI charge recorded in Other Comprehensive Income, before taxes	2,769	-	4,598	8,497
Net OTTI charge recognized in earnings	(550)	-	(1,538)	(1,140)
Loan fee income	433	403	1,283	1,333
Banking services fee income	437	459	1,350	1,326
Net (loss) gain on sale of loans	(6)	-	17	-
Net gain from sale of securities	39	1,051	62	1,074
Net gain (loss) from fair value adjustments	(20)	950	(154)	4,002
Federal Home Loan Bank of New York stock dividends	444	644	1,508	1,600
Bank owned life insurance	702	659	2,040	1,862
Other income	470	391	1,676	1,541
Total non-interest income	1,949	4,557	6,244	11,598

Non-interest expense
Salaries and employee benefits	8,754	7,159	26,126	22,026
Occupancy and equipment	1,850	1,669	5,315	5,067
Professional services	1,535	1,283	5,059	4,485
FDIC deposit insurance	1,200	1,186	3,723	5,383
Data processing	1,106	1,086	3,274	3,258
Depreciation and amortization	692	675	2,094	1,979
Other operating expenses	2,519	2,275	7,611	6,849
Total non-interest expense	17,656	15,333	53,202	49,047

Income before income taxes	15,154	13,296	40,848	32,100

Provision (benefit) for income taxes
Federal	7,489	4,400	15,189	8,698
State and local	(6,963)	786	(4,627)	3,821
Total taxes	526	5,186	10,562	12,519

Net income	$14,628	$8,110	$30,286	$19,581

Preferred dividends and amortization of issuance costs	$-	$951	$-	$2,854
Net income available to common shareholders	$14,628	$7,159	$30,286	$16,727

Basic earnings per common share	$0.48	$0.33	$1.00	$0.80
Diluted earnings per common share	$0.48	$0.33	$1.00	$0.80
Dividends per common share	$0.13	$0.13	$0.39	$0.39

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Share Data)

	At or for the three months ended September 30,				At or for the nine months ended September 30,
	2010		2009		2010		2009
Per Share Data
Basic earnings per common share	$0.48		$0.33		$1.00		$0.80
Diluted earnings per common share	$0.48		$0.33		$1.00		$0.80
Average number of shares outstanding for:
Basic earnings per common share computation	30,359,226		21,518,559		30,323,223		20,945,586
Diluted earnings per common share computation	30,377,761		21,533,686		30,352,123		20,954,055
Book value per common share (1)	$12.60		$11.51		$12.60		$11.51
Tangible book value per common share(2)	$12.07		$10.95		$12.07		$10.95

Average Balances
Total loans, net	$3,257,821		$3,120,549		$3,234,948		$3,053,244
Total interest-earning assets	4,029,012		3,881,981		3,986,560		3,867,164
Total assets	4,243,428		4,067,829		4,202,472		4,051,030
Total due to depositors	2,899,226		2,560,778		2,782,479		2,526,049
Total interest-bearing liabilities	3,748,814		3,635,219		3,718,554		3,639,582
Stockholders' equity	380,211		322,298		370,738		310,610
Common stockholders' equity	380,211		252,298		370,738		240,610

Performance Ratios (3)
Return on average assets	1.38%		0.80%		0.96%		0.64%
Return on average equity	15.39		10.07		10.89		8.41
Yield on average interest-earning assets	5.78		5.90		5.79		5.95
Cost of average interest-bearing liabilities	2.39		3.10		2.52		3.24
Interest rate spread during period	3.39		2.80		3.27		2.71
Net interest margin	3.56		3.00		3.44		2.90
Non-interest expense to average assets	1.66		1.51		1.69		1.61
Efficiency ratio (4)	46.00		48.45		47.99		53.43
Average interest-earning assets to average interest-bearing liabilities	1.07	X	1.07	X	1.07	X	1.06	X

(1)
Calculated by dividing common stockholders’ equity of $393.5 million and $346.7 million at September 30, 2010 and 2009, respectively, by 31,237,874 and 30,114,154 shares outstanding at September 30, 2010 and 2009, respectively. Common stockholders’ equity is total stockholders’ equity less the liquidation preference value of any preferred shares outstanding.

(2)
Calculated by dividing tangible common stockholders’ equity of $376.9 million and $329.9 million at September 30, 2010 and 2009, respectively, by 31,237,874 and 30,114,154 shares outstanding at September 30, 2010 and 2009, respectively. Tangible common stockholders’ equity is total stockholders’ equity less the liquidation preference value of any preferred shares outstanding and intangible assets (goodwill and core deposit intangible, net of deferred taxes).

(3)	Ratios for the three and nine months ended September 30, 2010 and 2009 are presented on an annualized basis.

(4)
Calculated by dividing non-interest expense (excluding REO expense) by the total of net interest income and non-interest income (excluding net gain/loss from fair value adjustments, OTTI charges, net gains on the sale of securities and certain non-recurring items).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	At or for the nine months ended September 30, 2010	At or for the year ended December 31, 2009

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	9.26%	8.84%
Leverage and core capital (minimum requirement = 4%)	9.26	8.84
Total risk-based capital (minimum requirement = 8%)	14.22	13.49

Capital ratios:
Average equity to average assets	8.82%	8.06%
Equity to total assets	9.27	8.69
Tangible common equity to tangible assets	8.91	8.32

Asset quality:
Non-accrual loans	$102,519	$80,117
Non-performing loans	119,393	85,866
Non-performing assets	125,008	93,262
Net charge-offs	7,922	10,204

Asset quality ratios:
Non-performing loans to gross loans	3.65%	2.68%
Non-performing assets to total assets	2.94	2.25
Allowance for loan losses to gross loans	0.84	0.63
Allowance for loan losses to non-performing assets	21.92	21.79
Allowance for loan losses to non-performing loans	22.95	23.67

Full-service customer facilities	15	15

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